--------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on May 24, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _______________________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _______________________
                            ADVANCE AUTO PARTS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         5531                  54-2049910
(State or other jurisdiction of  (Primary Standard Industrial     (Employer
incorporation or organization)   Classification Code Number) Identification No.)

                   5673 Airport Road, Roanoke, Virginia 24012
                                 (540) 362-4911
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ADVANCE AUTO PARTS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Jimmie L. Wade
                      President and Chief Financial Officer
                   5673 Airport Road, Roanoke, Virginia 24012
                                 (540) 362-4911
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _______________________
                                   Copies to:

                               Paul G. Lane, Esq.
                               Riordan & McKinzie
                             300 South Grand Avenue
                                   29th Floor
                          Los Angeles, California 90071
                                 (213) 629-4824

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           Proposed              Proposed
    Title of each class of           Amount                Maximum               Maximum             Amount of
       securities to be               to be            Offering Price            Aggregate          Registration
          registered              Registered/(1)/        Per Share/(2)/       Offering Price/(2)/       Fee
-------------------------------------------------------------------------------------------------------------------
   Common Stock, par value           700,000                57.71              $40,397,000          $3,716.52
      $0.0001 per share
===================================================================================================================

(1) Includes 700,000 shares issuable pursuant to the Registrant's Employee Stock Purchase Plan, as such number may be adjusted in accordance with said plan in the event of a recapitalization, stock dividend, stock split, or similar event involving the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock reported on the New York Stock Exchange on May 23, 2002.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which Advance Auto Parts, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended December 29, 2001 filed with the Commission on March 28, 2002, including portions of the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders incorporated by reference therein;

     (2) The Quarterly Report of the Company on Form 10-Q filed with the Commission on May 23, 2002;

     (3) The Current Report of the Company on Form 8-K filed with the Commission on January 16, 2002;

     (4) The Current Report of the Company on Form 8-K filed with the Commission on March 7, 2002;

     (5) The Current Report of the Company on Form 8-K filed with the Commission on April 5, 2002, as amended on April 16, 2002; and

     (6) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 28, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's certificate of incorporation provides for indemnification of the directors of the Company to the fullest extent permitted by law. In addition, the Company's bylaws provide for indemnification of both the officers and directors of the Company to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such a manner be reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 7.  Exemptions from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1      Form of Restated Certificate of Incorporation of the Company.(*)
4.2      Bylaws of the Company.(*)
5.1 Opinion of Riordan & McKinzie as to the legality of the common stock registered hereby.
23.1     Consent of Arthur Andersen LLP.
24.1     Power of Attorney (included on Page II-4 hereto).
99.1     Advance Auto Parts, Inc. Employee Stock Purchase Plan.

_______________
* Filed on August 31, 2001 as an exhibit to the Registration Statement on Form S-4 (No. 333-68858) of Advance Auto Parts, Inc. and incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 24th day of May, 2002.

                                      ADVANCE AUTO PARTS, INC.


                                      By: /s/ Jimmie L. Wade
                                          ____________________________________
                                          Jimmie L. Wade
                                          President and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence P. Castellani, Jimmie L. Wade, and Mark
J. Doran, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                   Title(s)                                Date
       ---------                                   --------                                ----
/s/ Lawrence P. Castellani
______________________________        Chief Executive Officer and Director
    Lawrence P. Castellani            (Principal Executive Officer)                      May 24, 2002


   /s/ Jimmie L. Wade                 President and Chief Financial Officer
______________________________        (Principal Financial and Accounting
       Jimmie L. Wade                 Officer)                                           May 24, 2002

 /s/ Nicholas F. Taubman
______________________________        Chairman of the Board of Directors                 May 24, 2002
     Nicholas F. Taubman


   /s/ Garnett E. Smith
______________________________        Vice Chairman of the Board of Directors            May 24, 2002
       Garnett E. Smith

            Signature                  Title(s)                     Date
            ---------                  --------                     ----


         /s/ Mark J. Doran            Director                   May 24, 2002
      ------------------------
          Mark J. Doran

       /s/ Peter J. Fontaine          Director                   May 24, 2002
      ------------------------
         Peter J. Fontaine

        /s/ Paul J. Liska             Director                   May 24, 2002
      ------------------------
          Paul J. Liska

        /s/ Stephen M. Peck           Director                   May 24, 2002
      ------------------------
         Stephen M. Peck

         /s/ Glenn Richter            Director                   May 24, 2002
      ------------------------
          Glenn Richter

         /s/ John M. Roth             Director                   May 24, 2002
      ------------------------
          John M. Roth

        /s/ William L. Salter         Director                   May 24, 2002
      ------------------------
         William L. Salter

        /s/ Ronald P. Spogli          Director                   May 24, 2002
      ------------------------
         Ronald P. Spogli

                                INDEX TO EXHIBITS

4.1       Form of Restated Certificate of Incorporation of the Company.(*)
4.2       Bylaws of the Company.(*)
5.1 Opinion of Riordan & McKinzie as to the legality of the common stock registered hereby.
23.1      Consent of Arthur Andersen LLP.
24.1      Power of Attorney (included on Page II-4 hereto).
99.1      Advance Auto Parts, Inc. Employee Stock Purchase Plan.

_______________
* Filed on August 31, 2001 as an exhibit to the Registration Statement on Form S-4 (No. 333-68858) of Advance Auto Parts, Inc. and incorporated herein by reference.